Exhibit 5.1

                                                          December 18, 2000

IGI, Inc.
Wheat Road & Lincoln Avenue
P.O. Box 867
Buena, NJ 08310

Ladies and Gentlemen:

      We have acted as counsel to IGI, Inc. (the "Company") in connection with the issuance by the Company of not more than 675,000 shares of its Common Stock, $.01 par value per share (the "IGI Common Stock") pursuant to the Company's 1999 Director Stock Option Plan (the "Plan").

      Prior to rendering this opinion, we have reviewed such certificates, documents and records as we have deemed necessary for the purposes hereof, including the following:

      a. Copies of the Articles of Agreement and the Bylaws of the Company as now in effect;

      b. The Registration Statement of Form S-8 relating to the IGI Common Stock to be issued pursuant to the Plan being filed with the Securities and Exchange Commission contemporaneously herewith and the exhibits thereto (the "Registration
            Statement"); and

      c. Resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the issuance of the IGI Common Stock pursuant thereto; and

      Based upon the foregoing and such other investigation as we have deemed necessary, it is our opinion that when the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933 and when the IGI Common Stock shall have been issued and delivered and the consideration therefor shall have been received by the Company, all in accordance with the provisions of the Plan, the IGI Common Stock will be validly issued, fully paid and non-assessable.

      We understand that this opinion is to be used in connection with the Registration Statement and hereby consent (i) to the filing of this opinion with and as a part of said Registration Statement and (ii) to the use of our name therein and in the related Prospectus under the caption "Legal Opinions".

                                       Very truly yours,

                                       DEVINE, MILLIMET & BRANCH
                                       Professional Association